UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 2, 2017

The Boston Beer Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Massachusetts	001-14092	04-3284048
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Design Center Place, Suite 850, Boston, Massachusetts		02210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(617) 368-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Certain officers; Election of Directors; Appointment of Certain Officers; Compensator Arrangements of Certain Officers.

Retirement of Chief Executive Officer and Director

On February 2, 2017, The Boston Beer Company, Inc. (the “Company”) announced that Martin F. Roper intends to retire from his positions as the Company’s President and Chief Executive Officer (“CEO”) and as a Director of the Company, effective upon the appointment and commencement of service of his successor to the role of Chief Executive Officer, which is expected to occur in 2017 or early 2018. At that time, Mr. Roper also will retire from all official positions with the Company’s subsidiaries. It is expected that Mr. Roper will continue to be employed by the Company through February 28, 2018, or such later date as he and his successor agree (his “Retirement Date”), to support and assist with the transition of his responsibilities. A special committee of the Company’s Board of Directors has been established to identify and evaluate, with the assistance of an executive search firm, internal and external candidates to succeed Mr. Roper as CEO.

Retirement Agreements

In connection with Mr. Roper’s planned retirement, the Company and Mr. Roper entered into an agreement, dated February 2, 2017 (the “Retirement Letter Agreement”), which provides the terms and conditions for Mr. Roper’s continued employment with the Company until his planned retirement. Pursuant to the terms of the Retirement Letter Agreement, Mr. Roper will serve the Company on a full-time basis through January 1, 2018 and will continue to provide transition assistance, as agreed with his successor, until his Retirement Date. Mr. Roper’s 2017 compensation arrangements, including his current annual base salary, previously established 2017 cash incentive bonus opportunity (without pro-ration for length of service), vesting of outstanding long-term incentive awards and eligibility to participate in benefit programs generally available to other senior executives of the Company, continue through December 31, 2017, unless his employment is terminated prior to January 1, 2018 due to his voluntary resignation or death or by the Company under the limited circumstances noted below. Commencing January 1, 2018, so long as his successor has then joined the Company, and until his Retirement Date, Mr. Roper will receive a salary at the annual rate of $391,500. In the event a successor CEO has not commenced service prior to January 1, 2018, Mr. Roper will continue to receive a salary at the 2017 annual rate until such time as his successor joins the Company. Additional compensation for Mr. Roper’s service through his Retirement Date may be awarded in 2018 at the discretion of the Board of Directors or its Compensation Committee.

Under the terms of the Retirement Letter Agreement, the Company has agreed that it will not terminate Mr. Roper’s employment prior to his Retirement Date, except under certain limited circumstances involving malfeasance, willful and continued failure to substantially perform duties or willful violations of the restrictive covenants set forth in the Restrictive Covenant Agreement described below. Accordingly, absent Mr. Roper’s prior death or voluntary retirement or such a termination for cause, the last tranche of the option granted to Mr. Roper on January 1, 2008 (the “2008 Option”) will vest and become exercisable on January 1, 2018 in accordance with its previously reported terms. Additionally, in consideration of Mr. Roper’s commitments under the Restrictive Covenant Agreement, and provided that Mr. Roper’s employment is not terminated by the Company under the limited circumstances noted above, Mr. Roper will be entitled to a payment (the “Additional Payment”) in the amount of $1,500,000 plus the excess of the cash incentive bonus earned by Mr. Roper as a result of the Company’s 2017 performance over $310,000, payable in fifty four substantially equal consecutive monthly installments, commencing on the first day of the seventh month following the Retirement Date. The Retirement Letter Agreement also includes a mutual release of claims and non-disparagement covenants, as well as other provisions customary for agreements of this type.

As noted above, in connection with Mr. Roper’s planned retirement from his position as the Company’s Chief Executive Officer, the Company and Mr. Roper entered into a Proprietary Information and Restrictive Covenant Agreement dated February 2, 2017 (the “Restrictive Covenant Agreement”). The Restrictive Covenant Agreement contains various covenants relating to confidentiality, non-competition and non-solicitation of Company employees. The restrictive covenants relating to non-competition and non-solicitation will continue in effect for a period of five (5) years after Mr. Roper’s Retirement Date. In addition to any other remedies available to the Company at law or in equity, in the event of a breach by Mr. Roper of the non-competition or non-solicitation provisions of the Restrictive Covenant Agreement, or of his non-disparagement obligations under the Retirement Letter Agreement, (a) Mr. Roper will forfeit any unpaid Additional Payment amounts and (b) the Company will be entitled to recover from Mr. Roper an amount equal to the unamortized net after-tax appreciation, if any, realized, by him from the exercise of that portion of the 2008 Option that will vest on January 1, 2018.

The foregoing summary descriptions of the Retirement Letter Agreement and Restrictive Covenant Agreement do not purport to be complete and are subject to and qualified in their entirety by the full text of the Retirement Letter Agreement and Restrictive Covenant Agreement. The Retirement Letter Agreement and Restrictive Covenant Agreement are filed herewith as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

A copy of the press release announcing the planned retirement of Mr. Roper is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Exhibit 10.2 Exhibit 99.1	Retirement Letter Agreement dated February 2, 2017 Proprietary Information and Restrictive Covenant Agreement dated February 2, 2017 Press release, dated February 2, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc.

February 6, 2017	By:	/s/ Martin F. Roper

Name: Martin F. Roper
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Retirement Letter Agreement dated February 2, 2017
10.2	Proprietary Information and Restrictive Covenant Agreement dated February 2, 2017
99.1	Press release, dated February 2, 2017